INVESTOR SUBSCRIPTION AGREEMENT for
                                POWERTRADER, INC.

The undersigned, intending to be legally bound, hereby irrevocably subscribes to purchase from PowerTrader, Inc., a Delaware corporation (the "Company"), the number of units set forth below, each unit consisting of one share of the Company's common stock, $0.01 par value ("Share") and one warrant to purchase one additional Share ("Warrant")(Warrant and Share are collectively referred to herein as "Unit") for a purchase price of $3.25 per Unit, and/or to purchase from certain stockholders of the Company, the number of Shares set forth below (the "Stockholder Shares") for a purchase price of $3.00 per Share. This Subscription Agreement along with payment payable to the order of "American Stock Transfer and Trust Company, Escrow Agent" should be returned to:

                           PowerTrader, Inc.
                           885 Dunsmuir Street, Suite 591
                           Vancouver, B.C. Canada V6C 1N5

If this subscription is accepted by the Company, in whole or in part, the Company shall deliver to American Stock Transfer and Trust Company (the "Escrow Agent") the subscription payment to be held for the benefit of the undersigned in accordance with the terms and conditions of a certain Escrow Agreement.

The undersigned hereby represents and warrants to, and agrees with, the Company as follows:

    a. The undersigned, if a natural person, is a bona fide resident of the State of __________________.

    b. The undersigned, if an entity, is duly authorized to execute this Agreement which constitutes a binding obligation of the undersigned enforceable against the undersigned.

    c. The undersigned has received, read carefully and is familiar with this Agreement and the Prospectus, dated ______________, 1996 (the "Prospectus"), as it may be supplemented and amended, and has had access to all information necessary to verify the information in this Agreement and the Prospectus.

    d. It has never been represented by any agent of the Company that the undersigned's investment will be profitable or in any way predictable based on past performance or experience.

    e. The representations, warranties, consents and agreements made by the undersigned herein shall survive the execution and delivery of this Agreement and the purchase of Units and/or Stockholder Shares.

    f. The undersigned shall indemnify and hold harmless the Company and its agents, from and against any and all loss, damage or liability due to or arising out of a breach of any representation or warranty contained herein.

    g. The undersigned hereby consents to delivery of prospectuses required to be delivered in connection with offerings under the Securities Act of 1933 and annual reports to security holders and proxy or information statements required to be furnished pursuant to Section 14 of the Securities and Exchange Act of 1934 by e-mail or, if preceded by e-mail notice, Internet delivery.

Number of Units being purchased:_________

Number of Stockholder Shares being purchased: _________

  o  Name as it should appear on the certificate:
  o  As (check one):
     |_|  Individual         |_|   Tenants-in-Common   |_|  Existing Partnership
     |_|  Joint Tenants      |_|   Corporation         |_|  Trust
     |_| Minor with adult cust dian under the Uniform  Gift to Minors Act
  o  For the person(s) who will be registered stockholder(s):


-------------------------------------  ------------------ ----------------------
Name                                   Telephone          E-Mail Address

-------------------------------------  ----------------------------------------
Street address                         Social Security or Taxpayer ID number

-------------------------------------   ----------------------------------------
City               State         Zip    Date of Birth


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Signature                    Date
ACCEPTED BY POWERTRADER, INC.

By:-----------------------------------  Date:-----------------------------------